UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 14, 2004


                         VIDEOLOCITY INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Nevada                    33-2310-D                   87-0429154
----------------------------        -----------              -------------------
(State or other jurisdiction        (Commission                (IRS Employer
    of incorporation)               File Number)             Identification No.)


                 1762-A Prospector Avenue, Park City, Utah 84060
               (Address of Principal Executive Offices) (Zip Code)



Registrant's Telephone Number, including Area Code:  (435) 615-8338

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 9.  Regulation FD Disclosure.

     On December 14, 2004, Videolocity International, Inc. caused to be mailed to its shareholders a letter containing the following information:

                                * * * * * * * * *

                         VIDEOLOCITY INTERNATIONAL, INC.


Dear Shareholder,


I'd like to offer a special holiday greeting to all of the Shareholders, employees, friends and families of Videolocity International, Inc. As this year comes to a close, I would like to take this opportunity to outline our strategy in pursuit of becoming the new leader in the global arena of interactive digital technologies. Along with you, we look forward to tremendous growth and a very bright future as we implement our refined business plan in the upcoming year.

As a brief history, the operating entity of Videolocity International, Inc. was formed in May of 2000 to develop and market systems, products and solutions for the interactive delivery of video and other digital content to end users on demand. Even though pay-per-view in the hospitality market is well defined and has been available for almost 15 years, pay-per-view technology has remained largely unchanged. However, through innovative development of technologies, applications of advanced encoding/compression processes and seemingly unrelated principles of using Internet Protocol (IP), Videolocity has broadened the range of content and the ability of a variety of markets to effectively implement a revolutionary new method of providing interactive services. These new technologies and applications were integrated into an end-to-end delivery platform for interactive services and digital content, called the Digital Entertainment System (DES(TM)). The DES(TM) has been validated in several rounds of testing and a recent commercial deployment into a prominent 700 room Las Vegas hotel. The DES(TM) enables the property to provide in-room entertainment, guest education, increased staff productivity and competitive offerings while reducing the risk of obsolescence. This leads to increased revenue and cost savings for each property.

We recently introduced the DES(TM) at the Telco TV 2004 show in Orlando, Florida and have subsequently been recognized for the significance of our technologies. Our approach was to attend the show with the intent to interest a few Internet Service Providers (ISP's), cable companies, telephone companies and independent content service providers in testing our DES(TM) for residential applications. During the few weeks following the show, our Company has entered into agreements for testing the DES(TM) and applicable technologies with numerous customers including major wireless infrastructure manufacturers, ISP's and telephone companies. As the terms of the agreements progress and others are finalized we will provide access via the Videolocity website and press releases including the terms and conditions to the public.

In this letter, I will briefly describe Videolocity's technologies, applications, share an overview of our marketing and licensing strategy, and report on the current opportunities and potential customers. Readers are invited to review our most recent 10-QSB filed with the SEC, which is available at www.sec.gov. To access the Company's filings click on "search for company filings", then under "general-purpose searches click on "companies and other filers" and finally, type in Videolocity International and click enter. A significant highlight of our financial reports was the successful conversion of debt over the last 12 months. The latest annual report 10-KSB will be due in late January 2005. The only remaining requirement for us to execute our business

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plan is the  finalization  of  funding  which  we hope to  accomplish  with  the completion of the installation of the commercial DES(TM), subsequent revenues, and the testing of the Videolocity technologies with several key partners. The standby equity line of credit between Videolocity and Cornell Capital Partners L.L.C., remains in effect although we have mutually agreed to suspend any attempts to draw from the equity line until the stock price is at an adequate valuation and there is significant trading volume to support any such draws without hurting the long term objectives of the Company. This equity line remains available to serve as collateral for other forms of funding and the remaining stock we registered for use under the standby equity line of credit remains un-issued until such time it is needed.

DES(TM) Technology - and its Applications

The DES(TM) is an end-to-end packaged solution that was developed primarily for use in the hospitality market, yet the far reaching capabilities offers a platform for the future of IP networks while providing a solid innovative solution that exceeds current demands in the hospitality market. The target applications for the DES(TM) are video-on-demand, television and computer based Internet, server and Internet gaming, music-on-demand, marketing, branding, advertising, administrative and remote maintenance capabilities. In the very near future our technology evolution will provide video conferencing, Voice over Internet Protocol (VoIP), X-10 home automation, ad insertion and mobile security which includes real-time and mobile access to cameras and secure databases. Target markets include:

Hospitality Industries

        o        Hotels
        o        Timeshares
        o        Casinos
        o        Motels
        o        Extended Stay
        o        Cruise Ships
        o        Aircraft

Healthcare Industries

        o        Hospitals
        o        Extended Care
        o        Assisted Living
        o        Imaging Centers
        o        Remote education and training

Residential Applications

        o        Multiple dwelling units
        o        Intelligent Communities
        o        Fiber to the home
        o        Campus housing
        o        Colleges
        o        Rural and urban broadband customers

The DES(TM) is flexible, scalable and customizable! A major advantage of the DES(TM) is the ability to operate over most wired and wireless networks including CATV, DSL, fiber, cable modem and wireless.

The DES(TM) can provide this array of features at a fraction of the cost of comparable systems because of the intellectual properties and trade secrets that address the technical limitations that directly effect costs and revenues. To learn more about the key technologies please visit our Company's website.

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Licensing and Strategy

Videolocity has tremendous short and long term opportunities to earn significant revenues from the licensing of its technologies and applications without the burden of capital-intensive direct deployments. To this end, we have developed a strategy for licensing our technologies and the DES(TM) on multiple levels to capture both long term market share and to accelerate the adoption of our technologies into several key opportunities. Both long and short term strategies are essential, to earn the Company and it's Shareholders the maximum return and to move this Company rapidly to profitability.

Our short term strategy included the manufacturing of the DES(TM) and subsequent deployment into the Las Vegas property. We have generated our initial revenues from the commercial deployment of the DES(TM) and will experience growth in the revenue of the system as we continue to add content and new features, provided that funding is available for these enhancements.

We are well along the path to making our long term strategy a reality as we are in the process of negotiating key Original Equipment Manufacturer (OEM) Agreements. These OEM Agreements will provide revenues via a technology transfer fee and a minimum 5-year residual income stream from the usage of the DES(TM). In the coming weeks we will announce the various Letters of Intent (LOI) outlining the OEM Agreements, customers and applications. The technology transfer fees will provide anticipated working capital and are structured to recover the expenses related to developing the DES(TM) and applications over the last several years. The residual payments will provide strong revenues for the future and will allow the Company to continue to develop new technologies, enhancements and applications.

Additionally, the Company will review the possibility of making several key acquisitions that will not only enhance our current talented team, but provide new revenue streams and reduce the developmental costs of continued research and development efforts. The need to grow via acquisition led to the recent request and majority Shareholder approval to increase the amount of authorized shares of the Company's common voting stock.

Marketing and Customers

During the last 6 months, we have been pleased with broad and diverse initial market interest in the DES(TM) and other applicable uses for the technologies. To help identify and prioritize industries and markets, along with key customers and partners, the Company has engaged Dan Driscoll and Nick Gilliland. Dan Driscoll has been a member of our Board of Directors for over two years and is well known in the wireless and telephony industries for his ability to close deals, which has been limited due to the Company's inability to close funding and begin generating revenue. Nick is a respected member of the Salt Lake City community and brings many years of successful sales in the wireless, telephony and IP industries. In an effort I call "Unleashing the Titans", Dan and Nick are putting on a full court press to identify synergistic partners for the Company while keeping a close eye on the competition. Consistent with our strategy, during the last year, Mike York our VP has worked with Shareholders, primarily in Las Vegas, that have provided much needed working capital and a guarantee on an equipment lease in order for the Company to deploy the initial commercial DES(TM). Customers, both domestically and internationally have traveled to Las Vegas, to discuss the advancement of the DES(TM) and the incorporation of the technologies for their specific applications. These discussions have resulted in our ability to aggressively use channel marketing and branding to pursue the many business opportunities without staffing a large sales force. We have specific end goals in mind and by using our channel partners we will take an integral step on the path leading towards the establishment of our technologies within the vast international markets via licensing agreements and continued engineering and design.
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

Projects, Partners and TEAM!

Because the majority of our future business is based on the licensing of our intellectual property, the key to our marketing strategy is the demonstration of our DES(TM) and its benefit to the customer. We are in the process of establishing a demonstration program, which will allow us to answer the requests for licenses based on market potential, immediacy of revenues and long-term market objectives. In addition to the demonstration program, we are introducing new marketing collateral that our potential partners may use to gain traction with their respective clients. We have been asked for the last several years "if the DES(TM) and technologies are so revolutionary, why haven't you been able to close funding or deploy the system?" There are many contributing factors and we must all understand the steps required to evaluate, adapt, test and apply a technology solution to any market. The main factor is that we have been a public Company since May of 2000 and the reverse merger that made us public has only served as a stumbling block based on the down-turn in the market and the various injustices committed by public Company executives in recent years. We were blessed by the fact that Cortney Taylor believed in the future of Videolocity enough to leave a very rewarding career as a Senior Manager at one of the largest and most respected accounting firms in the world. Cortney has led the efforts to successfully audit the Company since its inception, maintain the SEC reporting, and budget what little funding we have had so that we might accomplish our goals. Through all of the difficulties of running a public company and his ultimate responsibility based on the Public Company Accounting Reform provided under the Sarbanes-Oxley Act of 2002, Cortney remains an integral part of the team.

We are in a highly competitive industry and even with proprietary technologies we need good partners in order to succeed. The Company has entered into various non-disclosure agreements that prevent us from making announcements at this time however, with the completion of LOI's and OEM Agreements. We are looking forward to making these announcements. Please keep your eye on our website for updates.

To meet the demands of a growing company, Videolocity has expanded the roles of its key employees. Because the nature of our business is based on intellectual properties we have adopted a staffing plan that only provides for high caliber management. Daniel Osorio is our Chief Systems Architect and as the inventor of many of the patents and trade secrets he maintains the daily responsibility of allocating the engineering projects. Daniel has broad knowledge and experience in developing encoding/compression technologies and for the digital rights management of content. His counterpart is Bill Lee, the Chief Network Architect. Bill has proven many times over that his vast knowledge of wireless and wired networks, interconnectivity and propagation are unrivaled and he will remain the leader of adapting our technologies for use over almost all network standards both here and abroad. Videolocity is pleased to announce the addition of two key members of the engineering team. Randy Moller and Louis Zirkel serve in roles that the Company has desperately needed for the last two years. The programming capability and the ability to integrate our DES(TM) into a variety of interfaces, billing, reporting and management capability is the key to adapting the technologies for the vast markets I previously outlined. These gentlemen manage all efforts pertaining to their area of expertise and are responsible for the outsourcing of all applicable engineering development. Shane McNeill has been with the Company since its inception and has a wide range of responsibilities as he performs almost all of the encoding of content at our Park City office and at our facility in Los Angeles, California. Shane performs most logistical functions and handles inventory control, which will be an increasingly demanding task, as the OEM Agreements will dictate larger volume shipments. We must attribute much of our recent success to the fact that our technologies have been approved by the major movie studios and independent

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content providers based on our digital rights  management and quality.  Allow me to highlight the sacrifices made by Erik St. Anthony as he has spent much of the last two years using his vast contacts within the media industry to place Videolocity on the doorstep of the decision makers, which is just short of a miracle for a developmental stage company. Let me not forget to mention our Board of Directors that include Larry McNeill, Bennie Williams and Dan Driscoll that have braved the responsibility of supporting the Company during these difficult and sometimes unrewarding times. Note that based on the financial hardships of the Company and the pre-revenue status we have not initiated a search for additional members that will compliment our current Board. However, we will focus on a search for new members in the coming months.

Keeping our Shareholders and Public Informed

We are grateful for the ongoing patience, support and loyalty of all our employees, Board Members, Shareholders and families during the difficult early years of our developmental phase, and eagerly look forward to future successes together. During the last three years we have achieved the impossible task of taking a small public technology company forward from developmental stages to commercial viability at a time when so many companies, large and small, have ceased to exist for business or financial reasons. I will not revisit the many challenges we face but will only point out that we have, in fact, survived a remarkable downturn in the technology industry and the economy in general only to come out with great potential, dedicated staff and marketable products and solutions. We appreciate your support and interest in Videolocity. We have had tremendous response since we announced our deployment of the DES(TM) and the recent attendance at the Telco TV 2004 convention. We look forward to wonderful and exciting opportunities as the Company moves into a new year and we continue to work with current and future partners for licensing the DES(TM). We are in the process of revitalizing our website, so keep a close watch as we announce several exciting events over the next several months. It has been very difficult to finance press releases and to make announcements in recent years but we will strive to make it possible for you to monitor our growth. Keep in mind that we have been predominantly a developmental stage company and have only recently emerged into the commercial market space. We must maintain the integrity of the technologies and applications until we are well established and sometimes this means bringing a little less attention to ourselves.

Together, with you, we look forward to a prosperous future. We also look forward to the reduced dependency on short-term capital by closing our funding requirements. We believe Videolocity will play a big role in making the dream of ON-DEMAND, a near term reality. After all, we have the technologies that the future's been waiting for.

Thank you for your faith in us, and your faith in a better future. Together we can make it come true but it will take our combined efforts and patience.

Sincerely,

/s/ Robert E. Holt
---------------------------------------
Robert E Holt
CEO, Videolocity International, Inc.



This release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties.

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Certain  factors  may cause  actual  results  to differ  materially  from  those contained in the forward-looking statements, including but not limited to: the development and/or acceptance of new products, the impact of competition on the Company's products and/or pricing, and the success of the Company's systems


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 15, 2004              VIDEOLOCITY INTERNATIONAL, INC.


                                      By:  /S/   ROBERT E. HOLT
                                          --------------------------------------
                                           Robert E. Holt, President


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